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                                                                     EXHIBIT 5.2


                                             March 15, 1999


Primark Corporation
1000 Winter Street
Suite 4300N
Waltham, MA 02154

         Re:  Primark Corporation - Registration Statement on Form S-4
              --------------------------------------------------------


Ladies and Gentlemen:

         We have acted as special counsel for Primark Corporation, a Michigan corporation (the "Company"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $150,000,000 aggregate principal amount of its outstanding 9-1/4% Senior Subordinated Notes due 2008 (the "Old Notes") for its 9-1/4% Senior Subordinated Exchange Notes due 2008 (the "New Notes"). The New Notes are to be issued pursuant to an Indenture dated as of December 21, 1998 between the Company and State Street Bank and Trust Company, as Trustee (the "Indenture").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-71183), as filed with the Securities and Exchange Commission (the "Commission") under the Act on January 26, 1999, as amended on March 15, 1999 (such Registration Statement, as so amended, the "Registration Statement"); (ii) an executed copy of the Indenture; (iii) the form of the New Notes and a specimen certificate thereof; (iv) the Restated Articles of Incorporation of the Company (the "Charter"); (v) the By-laws of the Company (the "By-laws"); and (vi) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements,



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certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto (including the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except as specifically set forth below) the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         We have also assumed that the execution and delivery by the Company of the Indenture and the New Notes and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Laws (as defined below)),
(iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to Governmental Approvals (as defined below)). "Applicable Laws" means the laws, rules and regulations of the State of New York and the United States of America, which, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer (other than the securities laws, blue sky laws and antifraud laws of any jurisdiction), but without our having made any special investigation with respect to any other laws, rules or regulations. "Governmental Authorities" means any New York or federal executive, legislative, judicial, administrative or regulatory body under Applicable Laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registrations with, any Governmental Authority pursuant to Applicable Laws.




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         We have further assumed, based on the opinion of Michael R. Kargula,
Esq., a copy of which is attached as Exhibit A hereto, that (i) the Company has been duly incorporated and is in good standing under the laws of the State of Michigan and has the corporate power and authority to execute, deliver and perform its obligations under the New Notes; (ii) the execution, delivery and performance of the Company's obligations under the New Notes have been duly authorized by all requisite action on the part of the Company; and (iii) the execution, delivery and performance of the Company's obligations under the New Notes will not violate, conflict with or constitute a breach or default under the Charter or By-laws of the Company.

         Members of our firm are admitted to the practice of law in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the Exchange Offer, the New Notes will be enforceable against the Company in accordance with their terms, except to the extent that (a) the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.19 of the Indenture may be deemed unenforceable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                            Very truly yours,


                                            /s/ Skadden, Arps, Slate,

                                           Meagher & Flom LLP





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                                                                       EXHIBIT A


                                             March 15, 1999



Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, NY 10022-3897


         Re: Primark Corporation - Registration Statement on Form S-4
             --------------------------------------------------------


Ladies and Gentlemen:

         I am the Executive Vice President, General Counsel and Secretary of Primark Corporation, a Michigan corporation (the "Company"). This opinion is delivered in connection with the Company's offer to exchange (the "Exchange Offer") up to $150,000,000 aggregate principal amount of its outstanding 9-1/4% Senior Subordinated Notes due 2008 (the "Old Notes"), for its 9-1/4% Senior Subordinated Exchange Notes due 2008 (the "New Notes"). The New Notes are to be issued pursuant to an Indenture, dated as of December 21, 1998, between the Company and State Street Bank and Trust Company, as Trustee (the "Indenture").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement on Form S-4 (File No. 333-71183), as filed with the Securities and Exchange Commission (the "Commission") under the Act on January 26, 1999, as amended on March 15, 1999 (such Registration Statement, as so amended, the "Registration Statement"); (ii) an executed copy of the Indenture; (iii) the form of the New Notes and a specimen certificate thereof; (iv) the Restated Articles of Incorporation of the Company; (v) the By-laws of the Company; and
(vi) certain resolutions of the Board of Directors of the Company and the Note Pricing Committee of the Company relating to the issuance and sale of the Old Notes and the New Notes. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and others, and such other documents, certificates and corporate or other records, all as I have deemed necessary or appropriate as a basis for the opinions set forth herein.


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         In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company, you and others.


         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

         1. The Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Michigan.

         2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Indenture and the New Notes.

         3. The execution, delivery and performance of the Company's obligations under the New Notes have been duly authorized by all requisite action of the part of the Company.

         4. The execution, delivery and performance of the Company's obligations under the New Notes will not violate, conflict with or constitute a breach or default under the Charter or By-laws of the Company.

         5. The Indenture has been duly executed and delivered by the Company.

         I am admitted to the practice of law in the State of Michigan, and I do not express any opinion as to the laws of any other jurisdiction.

         This opinion is provided solely for your benefit and in connection with the transactions described herein; provided, however, that I hereby consent to your reliance on this opinion in connection with the rendering of your opinion which is being filed as an exhibit to the Registration Statement on Form S-4 as to which the New Notes relate, and the inclusion of this opinion as an exhibit to your opinion.



                                        Very truly yours,


                                        /s/ Michael R. Kargula
                                        ---------------------------------------
                                        Michael R. Kargula
                                        Executive Vice President,
                                        General Counsel and Secretary






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